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                                    EXHIBIT 5

                OPINION OF MULDOON MURPHY FAUCETTE & AGUGGIA LLP


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               [MULDOON MURPHY FAUCETTE & AGUGGIA LLP LETTERHEAD]





                                September 1, 2004


Board of Directors
Union Financial Bancshares, Inc.
203 W. Main Street
Union, South Carolina 29379

   Re: Union Financial Bancshares, Inc. Dividend Reinvestment Plan Registration Statement on Form S-3,
            Post-Effective Amendment No. 2
            SEC File No. 333-35319

Gentlemen:

   We have acted as counsel for Union Financial Bancshares, Inc. (the "Company") in connection with the offer and sale by the Company of 137,287 shares of the Company's common stock, par value $0.01 per share (the "Shares") under the Company's Dividend Reinvestment Plan. The Shares are being offered under the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 initially filed with the Securities and Exchange Commission on September 10, 1997 and amended on the date hereof (the "Registration Statement"). An additional 41,611 shares have been issued under the Company's Dividend Reinvestment Plan and are covered by our legal opinion dated September 10, 1997 as filed in the Registration Statement. An additional 57,352 shares have been issued under the Company's Dividend Reinvestment Plan and are covered by our legal opinion dated February 11, 2000 as filed in Post-Effective Amendment No. 1 to the Registration Statement.

   We have reviewed the Company's corporate records, including its Certificate of Incorporation as amended and Bylaws as of the date hereof, and such other documents as we considered necessary as a basis for the opinion hereinafter expressed.

   Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and that when the Shares are from time to time issued in accordance with the terms and conditions set forth in the prospectus contained in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

   We hereby consent to the inclusion of this opinion in Post-Effective Amendment No. 2 to the Registration Statement and to the reference to our firm therein and in the Prospectus forming a part thereof.

                                    Very truly yours,


                                    /s/ Muldoon Murphy Faucette & Aguggia LLP

                                    MULDOON MURPHY FAUCETTE & AGUGGIA LLP